                                                                    Exhibit 10.5


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.









                           CONSORTIUM MEMBER AGREEMENT
                                     BETWEEN
                                AFFYMETRIX, INC.
                          BRISTOL-MYERS SQUIBB COMPANY
                                       AND
                        MILLENNIUM PHARMACEUTICALS, INC.

INTRODUCTION..................................................................1
     Article I.      DEFINITIONS..............................................1
            1.1.     "Additional Consortium Members"..........................1
            1.2.     "Affiliate"..............................................1
            1.3.     "AFFX Materials".........................................2
            1.4.     "AFFX Materials Price"...................................2
            1.5.     "Applicable Contribution Percentage".....................2
            1.6.     "Commercialization Party"................................2
            1.7.     "Consortium Members".....................................2
            1.8.     "Core Commercial Product"................................2
            1.9.     "Diagnostic Nucleic Acid Analyzer".......................2
            1.10.    "Diagnostic Product".....................................2
            1.11.    "Diagnostic Service".....................................2
            1.12.    "First Commercial Sale"..................................3
            1.13.    "Initial Consortium Members".............................3
            1.14.    "Licensee Consortium Members"............................3
            1.15.    "Minimum Consortium Member Cash Funding Level"...........3
            1.16.    "Minimum Consortium Member Contribution Level"...........3
            1.17.    "Net Sales" .............................................3
            1.18.    "Non-Commercialization Party"............................5
            1.19.    "Nucleic Acid Analyzer"..................................5
            1.20.    "Other Commercial Product"...............................5
            1.21.    "Research Nucleic Acid Analyzer".........................6
            1.22.    "Royalty-Bearing Product"................................6
            1.23.    "Sublicensees"...........................................6
            1.24.    "Therapeutic Product"....................................6
            1.25.    "Valid Claim"............................................6
     Article II.     THE CONSORTIUM...........................................7
            2.1.     Establishment of Consortium..............................7
            2.2.     Advisory Board...........................................8
            2.3.     Research Program.........................................8
            2.4.     Research Program Director................................8
     Article III.    RESEARCH PROGRAM FUNDING AND TECHNOLOGY
                     CONTRIBUTIONS............................................9
            3.1.     Consortium Members' Commitments..........................9
            3.2.     Funding Mechanics.  .....................................9
            3.3.     Consortium Member Contributed Technology................10
     Article IV.     INTELLECTUAL PROPERTY LICENSES..........................11
            4.1.     License to Background Know-How.  .......................11
            4.3.     Research Technology License. ...........................11
            4.4.     Product Technology Licenses. ...........................11
            4.5.     Institute Licensing Proceeds............................12
            4.6.     Patent Filing, Prosecution and Maintenance..............12
            4.7.     No Implied Licenses.....................................13

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


     Article V.      COMMERCIALIZATION.......................................13
            5.1.     General. ...............................................13
            5.2.     Therapeutic Products....................................14
            5.3      Nucleic Acid Analyzer...................................14
            5.4.     *******************************************
                     *******************************. .......................14
            5.5.     Waiver of Commercialization Rights......................15
     Article VI.     ROYALTIES *****.........................................16
            6.1.     Payments to Consortium Members. ........................16
            6.2.     Payment Obligations to Third Parties.  .................17
            6.3.     Limitation on Royalties. ...............................17
            6.4.     Length of Royalty Payments..............................17
            6.5.     Royalties Payable Only Once.............................17
            6.6.     Royalty Reports; Payment................................17
            6.7.     Records and Audits......................................18
            6.8.     Currency of Payments....................................18
            6.9.     Tax Withholding.........................................18
     Article VII.    CONFIDENTIAL INFORMATION................................19
            7.1.     Confidentiality.........................................19
            7.2.     Term. ..................................................20
            7.3.     Return of Materials.....................................20
     Article VIII.   WITHDRAWAL..............................................20
            8.1.     Voluntary Withdrawal....................................20
            8.2.     Involuntary Withdrawal..................................21
            8.3.     Effect of Withdrawal....................................21
     Article IX.     TERM; TERMINATION AND RENEWAL...........................22
            9.1.     Term....................................................22
            9.2.     Termination for Breach by Institute.....................22
            9.3.     Termination Rights of Institute.........................22
            9.4.     Return of Funds; Continued Funding Obligation...........22
            9.5.     Survival................................................23
            9.6.     Renewal.................................................23
     Article X.      REPRESENTATIONS AND WARRANTIES..........................23
            10.1.    Representations of Consortium Members...................23
            10.2.    Limitations.............................................24
     Article XI.     LIABILITY AND INDEMNIFICATION...........................24
            11.1.    Indemnification.........................................24
     Article XII.    GENERAL PROVISIONS......................................25
            12.1.    Use of Name.............................................25
            12.3.    Governing Law...........................................25
            12.4.    Independent Contractors.................................25

            12.5.    Parties Bound...........................................26
            12.6.    Assignment..............................................26
            12.7.    Entire Agreement........................................26
            12.8.    Right to Develop Independently..........................26
            12.9.    Notices.................................................26
            12.10.   Amendment. .............................................26
            12.11.   Waiver..................................................26
            12.12.   Limitation of Liability.................................27
            12.13.   Section Headings. ......................................27
            12.14.   Severability............................................27
            12.15.   Counterparts............................................27
            12.16.   Public Announcements....................................27

                           CONSORTIUM MEMBER AGREEMENT


         AGREEMENT made as of the 28th day of April, 1997 by and among Affymetrix, Inc., a California corporation ("AFFX"), Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), and Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium") (the "Agreement").

                                  INTRODUCTION

         1. AFFX, BMS and Millennium have entered into a Sponsored Research Agreement (the "Sponsored Research Agreement"), dated as of April 28, 1997, with the Whitehead Institute for Biomedical Research (the "Institute") for the funding of certain research activities of the Whitehead Center for Genome Research.

         2. The Sponsored Research Agreement provides, among other things, for the grant of certain rights and licenses to technology arising out of the research programs conducted by the Institute pursuant to the Sponsored Research Agreement.

         3. AFFX, BMS and Millennium are entering into this Agreement in order to provide for (a) the establishment of the consortium to fund such research programs, (b) their respective funding obligations relating to research programs to be undertaken by the Institute, (c) their respective contributions of technology rights to the Institute, (d) their respective rights in the technology arising out of the research programs conducted by the Institute pursuant to the Sponsored Research Agreement, and (e) other matters pertaining to the conduct of joint activities as members of the consortium.

         In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, AFFX, BMS and Millennium agree as follows:


Article I.        DEFINITIONS

                  (a) Defined Terms. As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following respective meanings:

         1.1. "Additional Consortium Members" means the Consortium Members, other than the Initial Consortium Members, who become parties to this Agreement pursuant to the procedures set forth in the Sponsored Research Agreement.

         1.2. "Affiliate" means, with respect to a specified party to this Agreement, any corporation, company, partnership, joint venture and/or firm which now or hereafter controls, is controlled by or is under common control with such specified party. For purposes of this Section 1.2, "control" shall mean (i) in the case of

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



corporate entities, direct or indirect ownership of at least 50% of the stock or shares entitled to vote for the election of directors; and (ii) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest with the power to direct the management and policies of such noncorporate entities.

         1.3. "AFFX Materials" means the chips, hardware and related design services of the types set forth on Exhibit C to this Agreement, as specifically set forth in each Annual Research Program Plan and related Annual Research Program Budget.

         1.4. "AFFX Materials Price" means the price ascribed to AFFX Materials in accordance with Exhibit C to this Agreement.

         1.5. "Applicable Contribution Percentage" means the percentage set forth opposite each Consortium Member's name on Exhibit A to this Agreement.

         1.6. "Commercialization Party" means (a) AFFX in the case of Nucleic Acid Analyzers, as further provided in Section 5.3 below, (b) BMS and Millennium in the case of Therapeutic Products, as further provided in Section 5.2 below, and (c) AFFX and Millennium in the case of Diagnostic Products, Diagnostic Services and Other Commercial Products, as further provided in Section 5.4 below.

         1.7. "Consortium Members" means the Initial Consortium Members and the Additional Consortium Members.

         1.8. "Core Commercial Product" means either (i) a Therapeutic Product,
(ii) a Diagnostic Nucleic Acid Analyzer, (iii) a Diagnostic Product, or (iv) a Diagnostic Service.

         1.9. "Diagnostic Nucleic Acid Analyzer" means a product in the form of a Nucleic Acid Analyzer for use in *************************************
*******************************************************************
*******************************************************************
************.

         1.10. "Diagnostic Product" means any product in the form of a device, compound, or kit for use in ********************************************
*******************************************************************
*******************************************************************
************* provided that the term Diagnostic Product shall not include a Diagnostic Nucleic Acid Analyzer.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



         1.11. "Diagnostic Service" means any testing service which provides for either *************************************************************************
********************************************************************************
*******************************************************************************.

         1.12. "First Commercial Sale" means, with respect to each Royalty-Bearing Product, the date such Royalty-Bearing Product is first commercially sold, marketed or made publicly available in a country as part of a nationwide introduction of such product or service. Royalty-Bearing Products distributed or used for clinical trials or experimental purposes shall not be considered marketed or made available and shall not establish the First Commercial Sale.

         1.13. "Initial Consortium Members" means AFFX, BMS and Millennium.

         1.14. "Licensee Consortium Members" means the Consortium Member or Members which, pursuant to the provisions of this Agreement, are the designated licensee or licensees of particular Background Know-How, Program Know-How, Program Materials, Program Copyrights or Program Patent Rights.

         1.15. "Minimum Consortium Member Contribution Level" means for each Contract Year, the following amounts: (a) $***** for AFFX in a combination of cash and AFFX Materials (the dollar amount of any such AFFX Materials to be equal to the AFFX Materials Price); (b) $***** for BMS in cash; and (c) $***** for Millennium in cash, provided that (a) in no event shall the aggregate cash portion of the foregoing amounts exceed $*****; and (b) the amounts specified shall be subject to adjustment, not to exceed five percent (5%) in any Contract Year, to reflect the increase, if any, in the U.S. Consumer Price Index (or any successor index thereto) during the immediately preceding Contract Year.

         1.16. "Net Sales" means, with respect to a Royalty-Bearing Product, the gross amount invoiced by the Commercialization Party, its Affiliates and/or its Sublicensees, on sales or other dispositions of the Royalty-Bearing Product to unrelated third parties, less the following items, provided that such items are included in the price charged and do not exceed reasonable and customary amounts in the country in which such sale occurred:

                  (i) Trade, cash and quantity discounts, allowances and rebates actually allowed and taken directly with respect to such sales;

                  (ii) Tariffs, duties, excises, value-added and sales taxes or other taxes imposed upon and paid directly with respect to such sales (excluding national, state or local taxes based on income);

                  (iii) Actual amounts repaid or credited by reason of rejections, defects, recalls or returns or because of rebates or retroactive price reductions; and

                  (iv) Freight, postage, insurance and other transportation charges incurred in shipping a Royalty-Bearing Product.

Such amounts shall be determined from the books and records of the Commercialization Party, its Affiliates and/or its Sublicensees, maintained in accordance with generally accepted accounting principles, consistently applied. If a Royalty-Bearing Product is sold, or otherwise commercially disposed of for value (including, without limitation, disposition in connection with the delivery of other products or services), in a transaction that is not an outright arm's length sale to an independent third party (including, for this purpose, a sale of a Royalty-Bearing Product from one Consortium Member to another Consortium Member), then the gross amount invoiced in such transaction shall be deemed to be the gross amount that would have been paid had there been such a sale at the average sale price of such Royalty-Bearing Product during the applicable royalty reporting period. Net Sales shall not include any consideration received by the Commercialization Party, its Affiliates or its Sublicensees in respect of the sale, use or other disposition of a Royalty-Bearing Product in a country as part of a clinical trial prior to the receipt of all regulatory approvals required to commence full commercial sales of such Royalty-Bearing Product in such country, including sales under "treatment INDs", "named patient sales", "compassionate use sales", or their equivalents pursuant to which the Commercialization Party, its Affiliates or Sublicensees is/are entitled, under applicable regulatory policies, to recover costs incurred in providing such products to the patients. In addition, Net Sales shall not include the distribution of customary quantities of free samples provided in connection with the marketing of Royalty-Bearing Products.

         In the event the Royalty-Bearing Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction, A/A+B where A is the average sale price of the Royalty-Bearing Product included in the Combination Product when sold separately in finished form and B is the average sale price of the other product(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period or, if sales of both the Royalty-Bearing Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



sales of both occurred. In the event that such average sale price cannot be determined for both the Royalty-Bearing Product and all other product(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction C/C+D where C is the fair market value of the Royalty-Bearing Product and D is the fair market value of all other product(s) included in the Combination Product. In such event, the Commercialization Party shall in good faith make a determination of the respective fair market values of the Royalty-Bearing Product and all other products included in the Combination Product, and shall notify the Non-Commercialization Parties of such determination and provide the Non-Commercialization Parties with data to support such determination. The Non-Commercialization Parties shall have the right to review such determination and supporting data, and to notify the Commercialization Party if it/they disagrees with such determination. If one or more of the Non-Commercialization Parties do not agree with such determination and the Parties are unable to agree in good faith as to such respective fair market values, then such matter shall be referred to the Executive Officers.

         As used above, the term "Combination Product" means any (i) pharmaceutical product which comprises the Royalty-Bearing Product and other active compounds and/or ingredients, (ii) any device which comprises the Royalty-Bearing Product and other devices or components which have functional significance apart from the Royalty-Bearing Product, and (iii) any diagnostic or other service which comprises the Royalty-Bearing Product and other services, products, devices or compounds that are sold together with such Royalty-Bearing Product.

         1.17. "Non-Commercialization Party" means (a) all Consortium Members other than AFFX in the case of Nucleic Acid Analyzers, (b) all Consortium Members other than BMS in the case of Therapeutic Products commercialized by BMS or its Affiliates or Sublicensees, (c) all Consortium Members other than Millennium in the case of Therapeutic Products commercialized by Millennium or its Affiliates or Sublicensees, and (d) all Consortium Members other than AFFX and Millennium in the case of Diagnostic Products, Diagnostic Services and Other Commercial Products, provided that a Commercialization Party which waives its commercialization rights under Section 5.5 shall thereafter be deemed a Non-Commercialization Party.

         1.18.    "Nucleic Acid Analyzer" means a ******************************
*******************************************************************************
*******************************************************************************
********************************.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



         1.19. "Other Commercial Product" means any product in the form of a device, compound, kit, service or compilation of data (i.e., databases) that is not a Core Commercial Product or a Research Nucleic Acid Analyzer.

         1.20. "Research Nucleic Acid Analyzer" means a product in the form of a Nucleic Acid Analyzer for use as a research tool in the development of Core Commercial Products or Other Commercial Products, and that is neither a Diagnostic Nucleic Acid Analyzer nor a Therapeutic Product.

         1.21. "Royalty-Bearing Product" means a Core Commercial Product, Research Nucleic Acid Analyzer or Other Commercial Product whose manufacture, importation, use or sale is covered by a Valid Claim of any of the Program Patent Rights.

         1.22. "Sublicensees" means any third party other than an Affiliate granted the right, subject to the terms and conditions of this Agreement, to make, import, use, offer to sell or sell a Royalty-Bearing Product, but not including a third party that is not granted the right to make such Royalty-Bearing Product but merely purchases such Royalty-Bearing Product in finished form for resale.

         1.23. "Therapeutic Product" means any *********************************
*******************************************************************************
*************.

         1.24. "Valid Claim" means either (a) a claim of an issued and unexpired patent included within the Program Patent Rights which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealed or unappealable within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a claim of a pending patent application included within the Program Patent Rights, which claim (i) was filed in good faith, (ii) has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application, and (iii) has not been pending for a period in excess of ***** years.

                  (b) Cross-Reference to Other Terms Defined in this Agreement. The following terms are defined in the Sections of this Agreement set forth below:

                           Confidential Materials omitted and filed separately
                       with the Securities and Exchange Commission. Asterisks denote such omissions.


                  Defined Term                          Section
                  ------------                          -------
         AFFX Deficiency                                3.2(c)
         Announcements                                  12.16
         Available Technology                           3.3(b)
         Cash Commitment                                3.1(a)
         Confidential Information                       7.1
         Consortium Share                               4.5
         Contribution Commitment                        3.1(a)
         Indemnified Parties                            11.1(a)
         Indemnified Party                              11.1(a)
         Indemnifying Parties                           11.1(b)
         Indemnitee                                     11.3
         Indemnitors                                    11.3
         Joint Commercialization Products               5.4
         Other Payments                                 5.1
         Royalty Standards                              6.1(a)
         Total Contribution Commitment                  3.1(a)

                  (c) Cross Reference to Other Terms Defined in Sponsored Research Agreement. The following terms are defined in the Sections of the Sponsored Research Agreement set forth below:

                  Defined Term                          Section
                  ------------                          -------
         Advisory Board                                 1.2
         AFFX Contribution                              1.4
         Annual Research Program                        1.6
         Annual Research Program Budget                 3.3.2
         Annual Research Program Plan                   1.7
         Background Know-How                            1.8
         Consortium Member Contribution                 1.12
         Contract Year                                  1.13
         Contributed Technology Upgrade                 1.14
         Contribution Commitment                        3.1
         Executive Officers                             2.2.4
         Existing Research Agreement                    1.16
         Institute Director                             1.20
         IP Owning Consortium Member                    1.22
         Millennium Contributed Technology              1.25
         Product Technology License                     5.5
         Product Technology License Agreement           1.27
         Program Copyrights                             1.28
         Program Know-How                               1.29
         Program Materials                              1.30
         Program Patent Rights                          1.31
         Requisite Majority                             1.32
         Research Program                               1.33

         Research Program Director                      1.34
         Research Program Director Termination Notice   3.2.2
         Research Program Director Death/
         Disability Notice                              3.2.2
         Research Project                               1.35
         Research Project Plan                          1.36
         Research Technology License                    5.4
         Research Technology License Agreement          1.37

Article II.   THE CONSORTIUM

         2.1. Establishment of Consortium. AFFX, BMS and Millennium are hereby establishing the Consortium in order to support the Research Program, with the following principal objectives: (a) the development of technologies to advance the state-of-the-art of functional genomics; (b) the development of research tools and biological paradigms meriting application of these tools; and (c) the creation of intellectual property relevant to the development of Core Commercial Products, Other Commercial Products and Research Nucleic Acid Analyzers.

         2.2. Advisory Board. Pursuant to the Sponsored Research Agreement, the Institute and the Consortium Members have established an Advisory Board consisting of the Institute Director, the Research Program Director and two (2) representatives of each Consortium Member. The Advisory Board shall have the responsibilities set forth in the Sponsored Research Agreement.

         2.3. Research Program. As provided in the Sponsored Research Agreement, the Annual Research Program Plan for each Annual Research Program shall be subject to the approval of a Requisite Majority of the Advisory Board. The Consortium Members agree to use reasonable efforts to work together constructively to ensure that each Annual Research Program Plan meets the objectives set forth in Section 2.1 of this Agreement and furthers the mutual and separate interests of the Consortium Members. It is specifically recognized by each Consortium Member that one or more Research Projects included in an Annual Research Program may be of greater interest and/or utility to another Consortium Member; however it is the intent and expectation of the Consortium Members that, over the term of the Sponsored Research Agreement, the types of Research Projects of greater interest and/or utility to a specific Consortium Member shall be counterbalanced by Research Projects of greater interest and/or utility to each other Consortium Member.

         2.4. Research Program Director. Under the circumstances described in
Section 3.2 of the Sponsored Research Agreement, each Consortium Member has the right to provide notice to the Institute and all other Consortium Members requesting a meeting of the Advisory Board to discuss its concerns regarding the commitment of the Research Program Director, and to provide a notice of breach if it is not satisfied with the results of such meeting. Furthermore, under the circumstances and on the terms described in Sections 3.2.2 and 3.2.3 of the Sponsored Research Agreement, each Consortium Member has the right to withdraw as a Consortium Member following receipt of a Research Program Director Termination Notice or a Research Program Director Death/Disability Notice, or following the appointment of a new Research Program Director. Each Consortium Member agrees to consult with all other Consortium Members prior to providing any notices or taking any actions pursuant to Sections 3.2.1, 3.2.2, 3.2.3 or 4.4.3 of the Sponsored Research Agreement.


Article III.  RESEARCH PROGRAM FUNDING AND TECHNOLOGY
              CONTRIBUTIONS

         3.1. Consortium Members' Commitments.

                  (a) The commitment of each Consortium Member to support each Annual Research Program is as set forth on Exhibit A to this Agreement opposite each Consortium Member's name thereon (referred to as each Consortium Member's "Contribution Commitment" and, collectively, the "Total Contribution Commitment"). The Consortium Member Contribution Commitment encompasses cash contributions by BMS and Millennium and cash contributions and contributions of AFFX Materials by AFFX. The cash portion of each Consortium Member's Contribution Commitment is referred to as the "Cash Commitment" of such Consortium Member. Such Exhibit A also sets forth the Applicable Contribution Percentage of each Consortium Member. The AFFX Cash Commitment shall be equal to its Contribution Commitment less the AFFX Materials Price of the AFFX Materials to be supplied by it in accordance with the applicable Annual Research Program Plan. Notwithstanding anything in this Agreement or the Sponsored Research Agreement to the contrary, each Consortium Member shall be severally (and not jointly) liable for its funding commitment pursuant to this Agreement.

                  (b) Each Consortium Member agrees to support each Annual Research Program at the applicable Minimum Consortium Member Contribution Level. The Minimum Consortium Member Contribution Level may be reduced by mutual agreement of all Consortium Members in the event that the Annual Research Program Budget does not require the Consortium Members to support the Annual Research Program at the Minimum Consortium Member Contribution Level. In the event that the Minimum Consortium Member Contribution Level is reduced by mutual agreement of all Consortium Members, each Consortium Member's Contribution Commitment shall be equal to such Consortium Member's Applicable Contribution Percentage of the total amount set forth in the applicable Annual Research Program Budget for cash and AFFX Materials from the Consortium Members. However, it is the intention of the Consortium Members to work constructively with the Institute and each other in order to support each Annual Research Program at the applicable Minimum Consortium Member Contribution Level.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                  (c) In addition to the Contribution Commitments, AFFX and Millennium have agreed to provide the Consortium Member Contributions to the Institute pursuant to the Sponsored Research Agreement. No credit to, or reduction in, the Contribution Commitments of any Consortium Member shall be applicable as a result of the contribution of such Consortium Member Contributions.

         3.2. Funding Mechanics.

                  (a) On or before the first day of each calendar quarter during each Contract Year (other than the first Contract Year), each Consortium Member shall pay to the Institute, by check or wire transfer, an amount equal to twenty five percent (25%) of the Cash Commitment of such Consortium Member for such Contract Year, as determined pursuant to the applicable Annual Research Program Budget. With respect to the first Contract Year, each Consortium Member shall pay to the Institute the amounts set forth on Schedule III to the Sponsored Research Agreement within ten (10) days after the Effective Date, and thereafter during such first Contract Year shall make the quarterly payments set forth in the preceding sentence on the first day of October, January and April. In the event that during any Contract Year the Advisory Board approves a modification to the Annual Research Program Budget for such Contract Year, the payments to be made during the remainder of the Contract Year shall be appropriately adjusted. Any credit received by the Consortium Members for an Excess Funding Amount in the preceding Contract Year, pursuant to Section 3.3.2 of the Sponsored Research Agreement, shall be allocated among the Consortium Members in accordance with the Applicable Contribution Percentages of the Consortium Members.

                  (b) In connection with the establishment of the Annual Research Program and the related Annual Research Program Budget for each Contract Year, a determination shall be made concerning the amount of AFFX Materials to be supplied to the Institute, resulting in the calculation of the Cash Commitment of AFFX for each such Contract Year, and which Cash Commitment (as well as the Cash Commitment of all Consortium Members) shall be reflected in an amendment to Schedule III to the Sponsored Research Agreement. For example, based on the Annual Research Program for the first Contract Year and the related Annual Research Program Budget, the Consortium Members have agreed that AFFX will provide $***** in AFFX Materials (measured by the applicable AFFX Materials Price) and $***** in cash to the Institute (such amount being equal to the Contribution Commitment of AFFX for such Contract Year less the AFFX Materials Price of the AFFX Materials to be supplied in accordance with the applicable Annual Research Program Plan).

                  (c) The Consortium Members recognize that the amount of AFFX Materials actually supplied by AFFX to the Institute in any Contract Year may vary from the amount set forth in the Annual Research Program Plan. AFFX agrees not to provide AFFX Materials with an AFFX Materials Price greater than that set forth in the applicable Annual Research Program Budget without the consent of all other Consortium Members, and the Consortium Members shall in such event agree upon appropriate adjustments to the Cash Commitments of all Consortium Members. Within thirty (30) days after the end of each Contract Year, AFFX shall provide a written report to each other Consortium Member and the Institute indicating the AFFX Materials supplied to the Institute during the preceding Contract Year and the applicable AFFX Materials Price therefor, together with reasonable supporting documentation. In the event that the sum of (i) the cash paid by AFFX to the Institute pursuant to this Section 3.2 during a Contract Year, and (ii) the AFFX Materials Price of the AFFX Materials supplied by AFFX to the Institute during such Contract Year, is less than the Contribution Commitment of AFFX for such Contract Year (the "AFFX Deficiency"), then such report shall be accompanied by payments to BMS and Millennium from AFFX in the amount of the AFFX Deficiency, to be split between BMS and Millennium in such amounts as shall result in each Consortium Member paying its Applicable Contribution Percentage of the total funding (in cash and AFFX Materials) actually provided to the Institute during such Contract Year.

         3.3. Consortium Member Contributions and AFFX Materials.

                  (a) Pursuant to the Sponsored Research Agreement, AFFX and Millennium have granted to the Institute and to each other Consortium Member a worldwide, paid-up, non-exclusive right and license, without the right to grant sublicenses, to use AFFX Materials and Millennium Contributed Technology, only in the course of the Research Program. Each Consortium Member hereby agrees and acknowledges that, except as specifically provided in the Sponsored Research Agreement, no rights to AFFX Materials are being licensed or otherwise conveyed to the Institute or Consortium Members other than AFFX, and no rights to Millennium Contributed Technology are being licensed or otherwise conveyed to the Institute or Consortium Members other than Millennium.

                  (b) Each Annual Research Program Plan shall include a detailed description of the AFFX Materials and Millennium Contributed Technology to be contributed or provided to the Institute in connection with the Annual Research Program. Prior to the approval by the Advisory Board of each Annual Report Program Plan, AFFX, in the case of AFFX Materials, and Millennium, in the case of Millennium Contributed Technology, shall indicate in writing to the Advisory Board whether or not such AFFX Materials and/or Millennium Contributed Technology is available for transfer and/or licensing to all other Consortium Members upon commercially reasonable terms (such technology being referred to as "Available Technology"). It is the general expectation of the Consortium Members that, unless otherwise required pursuant to contractual provisions with third parties, AFFX Materials and/or Millennium Contributed Technology will be Available Technology, provided that neither AFFX nor Millennium shall be under obligation to designate such AFFX Materials and/or Millennium Contributed Technology, respectively, as Available Technology. However, if proposed AFFX Materials and/or Millennium Contributed Technology will not be Available Technology, any Consortium Member shall have the right to object to the inclusion in the Annual Research Program Plan of Research Projects directed to improving or using such proposed AFFX Materials and/or Millennium Contributed Technology.



Article IV.   INTELLECTUAL PROPERTY LICENSES

         4.1. License to Background Know-How. Each Consortium Member is hereby designated as a Licensee Consortium Member for purposes of the non- exclusive license under Background Know-How granted by the Institute pursuant to Section
5.1 of the Sponsored Research Agreement.

         4.2. License to Program Know-How, Program Materials and Program Copyrights. Each Consortium Member is hereby designated as a Licensee Consortium Member for purposes of the license under Program Know-How, Program Materials and Program Copyrights granted by Institute and each IP Owning Consortium Member pursuant to Section 5.2 of the Sponsored Research Agreement. Such licenses shall be co-exclusive among all Consortium Members.

         4.3. Research Technology License. Each Consortium Member is hereby designated as a Licensee Consortium Member for purposes of the option to obtain a Research Technology License granted by the Institute and each IP Owning Consortium Member pursuant to Section 5.4 of the Sponsored Research Agreement, subject to the following limitations: (a) such Research Technology License(s) shall be co-exclusive among the Consortium Members exercising the option and executing and delivering a Research Technology License Agreement; (b) such Research Technology License(s) shall not extend to the commercial sale of products or the commercial performance of services, including Other Commercial Products; and (c) such Research Technology License(s) shall include the right to grant sublicenses only in the context of academic or non-commercial relationships or to a commercial entity with which the Licensee Consortium Member is conducting collaborative research activities only for use in connection with such collaborative research activities. Each Consortium Member exercising the option to obtain a Research Technology License shall provide written notice to all other Consortium Members at the same time that the Institute is notified that such option is being exercised. Promptly upon the exercise of any such option, each IP Owning Consortium Member, if any, and the applicable Licensee Consortium Members shall execute and deliver a Research Technology License Agreement covering the applicable Program Patent Rights.

         4.4. Product Technology Licenses. The applicable Commercialization Party is hereby designated as the Licensee Consortium Member(s) for purposes of the

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          Confidential Materials omitted and filed separately with the
      Securities and Exchange Commission. Asterisks denote such omissions.



option to obtain a Product Technology License granted by the Institute and each IP Owning Consortium Member pursuant to Section 5.5 of the Sponsored Research Agreement. Each Product Technology License shall be subject to the following limitations: (i) such Product Technology License shall be (A) exclusive to AFFX with respect to Nucleic Acid Analyzers, as further provided in Section 5.3, (B) co-exclusive to BMS and Millennium with respect to Therapeutic Products, as further provided in Section 5.2, and (C) co-exclusive to AFFX and Millennium with respect to Diagnostic Products, Diagnostic Services and Other Commercial Products, as further provided in Section 5.4; and (ii) such Product Technology License shall permit the Commercialization Party to grant sublicenses under the Product Technology License, limited to the field in which the Licensee Consortium Member has been granted exclusive or co-exclusive rights. Each Consortium Member exercising the option to obtain a Product Technology License shall provide written notice to all other Consortium Members at the same time that the Institute is notified that such option is being exercised. Promptly following each exercise of such option, any applicable IP Owning Consortium Member and the applicable Licensee Consortium Member shall seek to agree upon the applicable royalty (which royalty shall in any event be within the ranges for the applicable types of products and services specified in the Sponsored Research Agreement), and shall execute and deliver a Product Technology License Agreement. In the event that the Institute, any applicable IP Owning Consortium Member and such Licensee Consortium Member are unable to agree upon such royalty the matter shall be resolved by arbitration in accordance with the Sponsored Research Agreement.

         4.5. Institute Licensing Proceeds. As provided in Section 5.6 of the Sponsored Research Agreement, the Consortium Members have the right to receive *****% of certain payments derived by the Institute based on the licensing of Program Patent Rights to third parties (such *****% share being referred to as the "Consortium Share"). The Consortium Share shall be allocated equally among all Consortium Members.

         4.6. Patent Filing, Prosecution and Maintenance. Pursuant to Section
5.7.2 of the Sponsored Research Agreement, Licensee Consortium Members have the right, at their option and expense, to control the filing and prosecution of patent applications, and maintenance of patents that may issue therefrom, within the Program Patent Rights. The Consortium Members shall in good faith allocate responsibility for such filing, prosecution and maintenance in accordance with the following principles: (a) to the extent that there is a single Commercialization Party with respect to a Program Patent Right (e.g., the Program Patent Rights includes only claims relating to a Nucleic Acid Analyzer), such Commercialization Party shall have the initial responsibility for such filing, prosecution and maintenance; (b) to the extent that multiple Commercialization Parties have co-exclusive licenses to a Program Patent Right (e.g., BMS and Millennium in the case of Therapeutic Products and AFFX and Millennium in the case of Diagnostic Products, Diagnostic Services and Other Commercial Products), the applicable Commercialization Parties shall either jointly have the initial responsibility for such filing, prosecution and maintenance or shall allocate such responsibility in a mutually agreeable manner; (c) to the extent that there are multiple Commercialization Parties with respect to a Program Patent Right that extends over more than one commercialization rights category (e.g. a Program Patent Right that includes claims applicable to both a Diagnostic Product and a Therapeutic Product), all relevant Commercialization Parties shall discuss in good faith and agree upon an appropriate allocation of initial responsibility for such filing, prosecution and maintenance; and (d) in all other cases, as determined by mutual agreement of the Consortium Members. In the event that the Consortium Member with initial responsibility with respect to such filing, prosecution and maintenance, elects not to file or thereafter prosecute any copyright registration or patent applications within the Program Patent Rights in any country, or elects not to pay any fee required to maintain a patent within the Program Patent Rights in any country, such Consortium Member shall notify all other Consortium Members prior to providing notice to the Institute and any IP Owning Consortium Member under Section 5.7.3 of the Sponsored Research Agreement, and such notifying Consortium Member shall have no further rights or licenses in such country(ies) under Program Patent Rights identified in such notice. Upon receipt of such notice, the other Consortium Members may, by mutual agreement, designate a substitute Consortium Member(s) to be responsible for such filing, prosecution and maintenance in such country(ies).

         4.7. No Implied Licenses. Except for the licenses expressly granted by IP Owning Consortium Members pursuant to the Sponsored Research Agreement or any Research Technology License Agreement or Product Technology License Agreement, no licenses, implied or otherwise, are granted by any Consortium Member to any other Consortium Member, including licenses to so-called "background" technology.



Article V.    COMMERCIALIZATION

         5.1. General. The Commercialization Party shall have the right to determine the manner, if any, in which products or services for which it is the Commercialization Party shall be developed, manufactured, marketed and sold, which may include licensing all or any part of its rights under the relevant Product Technology License Agreement to such product or service to a third party or developing and commercializing such product or service directly. In the event that the Commercialization Party licenses any such product or service to third parties, (a) the sale of such product or services by such third parties shall be deemed to constitute Net Sales by such Commercialization Party, and the Commercialization Party shall be responsible for paying or causing such third party to pay royalties to

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



the Non-Commercialization Parties at the rates determined pursuant to Section 6.1, ***************************************************************************
*******************************************************************************
********************************************************************************
******************************************************************************
*******************************************************************************
*************. The Commercialization Party shall use reasonable efforts to exercise its development and commercialization rights in such a manner as not to be detrimental to the activities reserved to other Consortium Members in other areas. In the event that a Commercialization Party does not intend to exercise its development and commercialization rights with respect to a specific product or service, such Commercialization Party shall, if requested by one or more Non-Commercialization Parties, consider in good faith waiving its rights as Commercialization Party with respect to such product or service pursuant to
Section 5.5 of this Agreement, provided that such Commercialization Party shall be under no obligation to do so.

         5.2. Therapeutic Products. As provided in Section 4.4, each of BMS and Millennium is the Licensee Consortium Member with respect to the option to obtain a Product Technology License for Therapeutic Products. In the event that both BMS and Millennium exercise the option to obtain a Product Technology License with respect to a Therapeutic Product, BMS and Millennium shall each possess the separate and independent, co-exclusive right to make, use, sell, import and distribute such Therapeutic Product. If only one of BMS and Millennium exercise the option to obtain a Product Technology License with respect to a Therapeutic Product, the party exercising such option shall hold the exclusive license to the Program Patent Rights covered by such Product Technology License.

         5.3. Nucleic Acid Analyzers. Rights to commercialize Nucleic Acid Analyzers are held by AFFX, subject to the following principles:

              (a) the exercise of development and commercialization rights with respect to Nucleic Acid Analyzers shall be consistent with the ongoing exercise of commercialization rights in other areas and shall be coordinated with the Commercialization Party for such other areas so as not to be detrimental to the activities in such other areas; provided that AFFX shall not be obligated to coordinate the exercise of its commercialization rights with the applicable Commercialization Party to the extent that either (i) the technology represented by the applicable Nucleic Acid Analyzer is in the public domain, or (ii) there is no direct association between the applicable Nucleic Acid Analyzer and a potential

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                     Therapeutic Product under development by the applicable Commercialization Party; and

              (b) to the extent that BMS and/or Millennium is commercializing a Therapeutic Product which would be benefitted by the development and commercialization of a related Diagnostic Nucleic Acid Analyzer, BMS and/or Millennium, as the case may be, shall have the right, if AFFX is legally permitted to grant such rights, to co-promote such Diagnostic Nucleic Acid Analyzer on terms to be negotiated on a case-by-case basis in good faith by AFFX, BMS and/or Millennium, as appropriate.

         5.4. ******************************************************************
********. Rights to commercialize***********************************************
****************************(collectively, the "Joint Commercialization Products") are held jointly by AFFX and Millennium. With respect to each potential Joint Commercialization Product, AFFX and Millennium shall use reasonable efforts to develop a mutually beneficial strategy and implementation plan for the optimal development and commercialization of such Joint Commercialization Product. AFFX and Millennium agree that the following principles shall govern their joint commercialization efforts:

                  (a) unless otherwise agreed in any instance, it is the intention of AFFX and Millennium that each shall have a ***** interest in any Joint Commercialization Product, both with respect to development expenses and with regard to other expenses and profits;

                  (b) it is contemplated that one party may, by mutual agreement, be provided with greater rights and obligations with respect to a specific Joint Commercialization Product or a category of Joint Commercialization Products;

                  (c) to the extent that BMS and/or Millennium is commercializing a Therapeutic Product which would be benefitted by the development and commercialization of a related Diagnostic Product, BMS and/or Millennium, as the case may be, shall have the right to co-promote such Diagnostic Product on terms to be negotiated on a case-by-case basis in good faith by AFFX, BMS and/or Millennium, as appropriate; and

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                  (d) in the event that AFFX and Millennium are unable to reach mutual agreement with respect to any aspect of the development and/or commercialization of any Joint Commercialization Product, the matter shall be submitted to the Executive Officers of the two companies; if these individuals are unable to reach agreement as to such matter, then each of AFFX and Millennium shall possess the separate and independent co-exclusive right to make, use, sell, import and distribute the applicable Joint Commercialization Product.

         5.5. Waiver of Commercialization Rights. If the Commercialization Party elects to waive its rights to serve as the Commercialization Party with respect to a specific product or service, then it shall give written notice to each Non-Commercialization Party. In each such case, one or more Non-Commercialization Parties may elect to become the Commercialization Party for such product or service, and the licenses granted to the initial Commercialization Party shall be automatically sublicensed exclusively to the new Commercialization Parties, provided that if either BMS or Millennium waives its rights with respect to any Therapeutic Product, the other party shall have the right to be the sole Commercialization Party for such Therapeutic Product. In the event that more than one Non-Commercialization Party elects to become the Commercialization Party for a product or service, the electing parties shall each use reasonable efforts to develop a mutually beneficial strategy and implementation plan for the optimal development and commercialization of such product or service. If the electing parties are unable to reach mutual agreement with respect to any aspect of the development and/or commercialization then the development and commercialization of such product or service may be pursued independently by each such electing party.

         5.6. Adverse Event Reporting. The Consortium Members shall, from time to time, evaluate the need for a Commercialization Party to provide adverse event reports to the other Consortium Members, and, if determined to be desirable, the Consortium Members shall establish requirements and procedures for such reporting.



Article VI.       ROYALTIES *********************.

         6.1.     Payments to Consortium Members.

                  (a) Royalties. The Commercialization Party shall pay royalties to each Non-Commercialization Party on Net Sales of Royalty-Bearing Products for

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



which it is the Commercialization Party. The royalty rate shall range from ******** *****, and the royalty rate standards for Therapeutic Products, Diagnostic Nucleic Acid Analyzers, Research Nucleic Acid Analyzers, Diagnostic Products, Diagnostic Services and Other Commercial Products are set forth on Exhibit B to this Agreement (the "Royalty Standards"). At least twelve (12) months prior to the First Commercial Sale of any Royalty-Bearing Product, the Commercialization Party and the Non-Commercialization Parties shall negotiate in good faith the appropriate royalty rate for the Royalty-Bearing Product based upon the applicable Royalty Standards. If the parties are unable to agree upon the royalty rate, the matter shall be submitted to arbitration pursuant to
Section 12.2 below. The total royalty payment made by the Commercialization Party shall be divided equally among all Non-Commercialization Parties.

                  (b) **********. The **************************************
************************* and/or **********************************************
***********************shall be determined by *********************************
******************************************************** including, but not limited to ************************************************************ to the
************************************************************************ in the
of the ************************************************* to which the
************************* and/or *******************************************
**********. As soon as *****************************************************
pursuant to which **********************************************************
******************************************************************
*********************************************************************
******************************************************************* on the
foregoing considerations. *************************************************
*************************************************************************.


         6.2.     Payment Obligations to Third Parties.

                  (a) Royalty Obligations to Institute. Pursuant to the Sponsored Research Agreement, the Commercialization Party is obligated to pay royalties to the Institute and/or any IP Owning Consortium Member under certain circumstances based on sales of products and services. The Commercialization Party shall be solely responsible for the payment of royalties to the Institute and/or any IP Owning Consortium Member with respect to the sale of products or services for which it is the Commercialization Party.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                  (b) Other Obligations. The Commercialization Party shall be solely responsible for fulfilling any past or future payment obligations arising from the Commercialization Party's agreements or other arrangements with third parties.

                  (c) Indemnity. Each Commercialization Party shall indemnify and hold harmless each Non-Commercialization Party, their respective Affiliates, Sublicensees, directors, officers, employees and agents, from and against any and all claims, liabilities, payments and/or expenses of any kind arising from such Commercialization Party's failure to fulfill its obligations to the Institute, any IP Owning Consortium Member or to third parties with respect to any product or service for which it is the Commercialization Party.

         6.3. Limitation on Royalties. Notwithstanding the provisions of Section
6.1 and the Sponsored Research Agreement, in the event that the Commercialization Party licenses rights to any product or service and receives royalties with respect to the sale of such products or services, the aggregate royalty rate payable to the Non-Commercialization Parties (under Section 6.1(a)) and the Institute and any IP Owning Consortium Member (under the terms of the applicable Product Technology License Agreement) shall not exceed *****% of the royalty rate payable to the Commercialization Party by such third party. In the event such royalties would otherwise exceed *****%, the royalty rates payable to the Non-Commercialization Parties shall be proportionately reduced so that the aggregate royalty rate payable to the Non-Commercialization Parties, the Institute and any IP Owning Consortium Member equal *****% of the royalty rate payable to the Commercialization Party.

         6.4. Length of Royalty Payments. The royalties payable under Section 6.1(a) shall be paid on a country-by-country basis, for so long as a Royalty-Bearing Product is covered by a Valid Claim of Program Patent Rights in such country.

         6.5. Royalties Payable Only Once. The obligation to pay royalties is imposed only once with respect to the same unit of Royalty-Bearing Product, irrespective of the number of patents and/or patent applications applicable thereto.

         6.6. Royalty Reports; Payment. The Commercialization Party shall deliver to each Non-Commercialization Party, within sixty (60) days after the end of each calendar quarter, a written accounting of the (a) Commercialization Party's and its Affiliates' and/or Sublicensee's sales and other consideration received subject to royalty payment due to the Non-Commercialization Parties for such quarter, **** ***********************************************************
****************************************************. Such quarterly reports shall indicate the Net Sales of Royalty-Bearing Products on a country-by-country basis. This obligation shall commence with the first

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



calendar quarter in which the Commercialization Party and/or its Affiliates [redaction] or in which there is a Net Sale of Royalty-Bearing Product by the Commercialization Party or any of its Affiliates or Sublicensees. When the Commercialization Party delivers the accounting to the Non-Commercialization Parties, the Commercialization Party shall also deliver all payments pursuant to
Section 6.1(b) and royalty payments due to the Non-Commercialization Parties for the calendar quarter.

         6.7. Records and Audits. The Commercialization Party shall keep, and shall require its Affiliates and Sublicensees to keep, complete and accurate records of the latest three (3) years of Net Sales ***********. The Non-Commercialization Parties shall have the right annually at their expense to have an independent, certified public accountant, reasonably acceptable to the Commercialization Party, review such records in the locations(s) where such records are maintained by the Commercialization Party or its Sublicensees upon reasonable notice and during regular business hours for the purposes of verifying royalties payable to the Non-Commercialization Parties, Net Sales **********. Results of such review shall be made available to the all Consortium Members. If the review reflects an underpayment, such underpayment shall be promptly remitted to the Non-Commercialization Parties. If the underpayment is equal to or greater than ten percent (10%) of the amount that was otherwise due, the Commercialization Party shall promptly pay any shortfalls and shall also reimburse all of the costs of such review. All overdue amounts shall bear interest until payment at a per annum rate equal to the prime rate in effect at the Chase Manhattan Bank (N.A.), or its successor, on the due date.

         6.8. Currency of Payments. All payments under this Agreement shall be made in United States dollars by wire transfer (or, if agreed by a Non-Commercialization Party, by check) to such bank account as the Non-Commercialization Parties may designate from time to time. Any payments due hereunder on Net Sales outside of the United States shall be payable in United States dollars at the rate of exchange of the currency of the country in which the Net Sales are made as published by The Wall Street Journal for the last business day of the calendar quarter for which the royalties are payable.

         6.9. Tax Withholding. All Consortium Members shall use reasonable and legal efforts to reduce tax withholding on payments made hereunder. Notwithstanding such efforts, if tax withholdings under applicable laws are required with respect to payments to the Non-Commercialization Parties under this Article VI, the Commercialization Party shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, the Commercialization Party will promptly provide the Non-Commercialization Parties with original receipts or other evidence sufficient to allow the Non-Commercialization Parties to obtain the benefits of such tax withholdings.


Article VII.  CONFIDENTIAL INFORMATION

         7.1. Confidentiality. A Consortium Member may from time to time disclose Confidential Information to other Consortium Members in connection with the Research Program and/or the development and commercialization activities contemplated by this Agreement. For purposes of this Agreement, "Confidential Information" shall mean information and materials of a Consortium Member which are designated as confidential in writing by such Consortium Member, whether by letter or by use of an appropriate stamp or legend, prior to or at the same time any such information or materials are disclosed by such Consortium Member to any other Consortium Member. Notwithstanding the foregoing, materials and other information which are orally, visually or electronically disclosed by a Consortium Member, or are disclosed in writing without an appropriate letter, stamp, or legend, shall constitute Confidential Information if (a) such Consortium Member, within 30 days after such disclosure, delivers to the recipient Consortium Member a written document or documents describing the material or information and indicating that it is confidential, or (b) it would be apparent to a reasonable person, familiar with the pharmaceutical or biotechnology industries, that such information is of a confidential or proprietary nature. Each Consortium Member receiving Confidential Information disclosed by another Consortium Member agrees, to the extent permitted by law, that such Confidential Information shall remain the property of the Consortium Member making the disclosure, and further agrees to use all reasonable commercial efforts to protect and refrain from unauthorized use or disclosure of the Confidential Information, but in no event less than the same level of care as it uses to protect its own proprietary information, except as otherwise contemplated by this Agreement; provided that the term "Confidential Information" shall exclude materials or information that:

                  (a) are in possession of the recipient Consortium Member at the time of disclosure thereof as demonstrated by prior written records;

                  (b) are or later become part of the public domain through no fault of the recipient Consortium Member;

                  (c) are received by the recipient Consortium Member from a third party having no obligation of confidentiality to the Consortium Member that made the disclosure;

                  (d) are developed independently by the recipient Consortium Member without use of Confidential Information as evidenced by written records; or

                  (e) are required by law or regulation to be disclosed; provided, however, that the recipient Consortium Member has provided written notice to the Consortium Member that made the disclosure promptly so as to enable such Consortium Member to seek a protective order or otherwise prevent disclosure of such information.

         7.2. Term. The obligations of Consortium Members under this Article VII shall continue for a period of five (5) years after the expiration or termination of this Agreement; provided, however, that in the case of a Consortium Member that withdraws, or is deemed to have withdrawn, as such pursuant to Article VIII, the obligations with respect to such Consortium Member's Confidential Information shall continue only for a period of five (5) years after the effective date of such Consortium Member's withdrawal.

         7.3. Return of Materials. Upon request by a Consortium Member that made a disclosure of Confidential Information to another Consortium Member, the recipient promptly shall return all copies and other tangible manifestations of the Confidential Information disclosed.



Article VIII. WITHDRAWAL

         8.1. Voluntary Withdrawal. Any Consortium Member may voluntarily withdraw as a Consortium Member under this Agreement by notice to the Institute and the other Consortium Members as follows:

              (i)    pursuant to the provisions of Section 3.2.2, 3.2.3 or
                     Section 4.4.3 of the Sponsored Research Agreement; and

              (ii) by notice of withdrawal given by such Consortium Member (which it may elect to do in its sole discretion) to the Institute and the other Consortium Members no later than one (1) year prior to the effective date of withdrawal, provided that the effective date of withdrawal may be no earlier than the last day of the third Contract Year.

In the case of a withdrawal pursuant to clause (i) above, the effective date of withdrawal shall be the expiration of the period during which the withdrawing Consortium Member is required to fund the Research Program pursuant to Section 3.2.2, 3.2.3 or 4.4.3, as applicable, provided that if the Institute elects to disburse funding over an extended period of time as permitted by Sections 3.2.2,
3.2.3 or 4.4.3 of the Sponsored Research Agreement, the effective date of withdrawal for purposes of Section 8.3(a) shall be the last date upon which such funds were disbursed.

         8.2. Involuntary Withdrawal. If a Consortium Member materially breaches any material warranty, term or condition of this Agreement and fails to remedy such material breach within ninety (90) days after receipt of notice in writing of such material breach from all other Consortium Members, the other Consortium Members shall have the right to cause the involuntary withdrawal of such Consortium Member, such withdrawal to be effective immediately upon delivery of a written notice from the other Consortium Members to such Consortium Member indicating their election to cause such involuntary withdrawal to occur. For purposes of this Section 8.2, any failure of a Consortium Member to make a funding payment pursuant to Article III when due shall be deemed to be a material breach of this Agreement by such Consortium Member.

         8.3. Effect of Withdrawal.

                  (a) Rights of Licensee Consortium Member. From and after the effective date of withdrawal of a Consortium Member, such Consortium Member shall cease to have any rights as a Consortium Member under this Agreement, including rights as a Licensee Consortium Member to any Program Know-How, Program Materials, Program Copyrights or Program Patent Rights arising after such effective date of withdrawal. However, except in the event of an involuntary withdrawal pursuant to Section 8.2, the withdrawing Consortium Member shall retain its rights as a Licensee Consortium Member in Background Know-How, Program Know-How, Program Materials, Program Copyrights and Program Patent Rights arising prior to the effective date of such withdrawal as provided in Articles IV and V and its rights under Article VII, provided that in the event that the remaining Consortium Members designate a successor Licensee Consortium Member(s), such successor(s) shall have a non-exclusive license to such Background Know-How, Program Know-How, Program Materials, Program Copyrights and Program Patent Rights to the extent necessary to enable such successor(s) to develop and commercialize products or services based upon Program Know-How, Program Materials, Program Copyrights and Program Patent Rights arising after the effective date of withdrawal. In the event of an involuntary withdrawal pursuant to Section 8.2, the withdrawing Consortium Member's rights as a Licensee Consortium Member in Background Know-How, Program Know-How, Program Materials, Program Copyrights and Program Patent Rights arising prior to the effective date of such withdrawal as provided in Articles IV and V shall terminate, effective as of the effective date of such withdrawal. In such event, the withdrawing Consortium Member shall transfer and assign to any successor Licensee Consortium Member(s) designated by the remaining Consortium Members all relevant biological materials and inventions arising from research and development work undertaken by such withdrawing Consortium Member as the Licensee Consortium Member prior to the effective date of withdrawal. In the event of any withdrawal of a Consortium Member, the remaining Consortium Member(s) shall negotiate in good faith to designate the successor Commercialization Party or Parties with respect to Program Know-How, Program Materials, Program Copyrights and Program Patent Rights arising after the effective date of any withdrawal pursuant to Section 8.1, or arising at any time during the course of the Research Program in the case of any withdrawal pursuant to Section 8.2.

                  (b) In the event that a withdrawing Consortium Member is required, pursuant to Section 8.3(a), to waive, transfer or assign any rights such Consortium Member may have had prior to such withdrawal in any Background Know-How, Program Know-How, Program Materials, Program Copyrights and/or Program Patent Rights, the other Consortium Member(s), including any successor to such withdrawing Consortium Member, shall indemnify the withdrawing Consortium Member as provided in Section 11.1(b).

                  (c) Continued Funding and Technology Contribution Commitment. In the event of the withdrawal of a Consortium Member pursuant to this Article VIII, such Consortium Member shall continue to support or fund the Research Program to the extent and for the period provided for in Section 8.3.2 of the Sponsored Research Agreement, and shall, if such withdrawing Consortium Member is Millennium, continue, during such continued support or funding period, to provide the Millennium Contributed Technology set forth in the applicable Annual Research Program Plan, as provided in Section 8.3.2 of the Sponsored Research Agreement. Such support or payment by the withdrawing Consortium Member shall constitute liquidated damages arising out of the withdrawal of such Consortium Member.

                  (d) Adjustment of Applicable Percentage. In the event of the withdrawal of a Consortium Member pursuant to this Article VIII, Exhibit A hereto shall be appropriately adjusted to delete such Consortium Member's funding commitment from and after the effective date of the withdrawal and to adjust the Applicable Contribution Percentages of the remaining Consortium Members.


Article IX.   TERM; TERMINATION AND RENEWAL

         9.1. Term. Subject to the provisions of Section 9.5, the term of this Agreement shall commence on the Effective Date and continue in full force and effect until the last day of the fifth Contract Year, unless this Agreement is terminated prior to such date in accordance with this Article IX or renewed as set forth in Section 9.6.

         9.2. Termination for Breach by Institute. In the event that the Sponsored Research Agreement is terminated by all Consortium Members pursuant to
Section 9.2 thereof, this Agreement shall terminate as of the effective date of the termination of the Sponsored Research Agreement.

         9.3. Termination Rights of Institute. In the event that the Institute provides written notice of its intention to terminate the Sponsored Research Agreement pursuant to the provisions of Section 9.3 or Section 9.4 thereof, the Consortium Members shall promptly meet to discuss what curative steps, if any, should be taken

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



to eliminate the factual circumstances that permit the Institute to so terminate the Sponsored Research Agreement.

         9.4. Return of Funds; Continued Funding Obligation. Any funds paid to the Institute by the Consortium Members which have not been expended or committed upon the date of expiration or termination of the Sponsored Research Agreement shall be refunded to the Consortium Members within sixty (60) days after the date of expiration or termination in proportion with each Consortium Member's Applicable Contribution Percentage. In the event that the total funds paid to the Institute by the Consortium Members as of the date of a termination by the Institute pursuant to Section 9.3 of the Sponsored Research Agreement are not sufficient to cover costs and non-cancelable commitments actually incurred by the Institute in connection with the Research Program as of such date, the Consortium Members shall reimburse the Institute the deficiency (with each Consortium Member being severally, and not jointly, liable for its share of such deficiency determined in accordance with the formula X/Y, where X is the amount of the deficiency and Y is the number of Consortium Members as of the date of termination), such reimbursement to be made within thirty (30) days after the notice provided by the Institute to the Consortium Members specifying the amount of the deficiency (with supporting documentation therefor); provided, however, that the Consortium Members shall not be obligated to reimburse the Institute pursuant to this sentence an amount in excess of *****% of the total funding commitment of all Consortium Members pursuant to Section 3.1 for the twelve (12) month period commencing on the date of termination. The Institute will use its best efforts to minimize any costs and non-cancelable commitments to be paid for by the Consortium Members pursuant to the previous sentence, including without limitation by reassigning personnel and transferring supplies.

         9.5. Survival. The following articles of this Agreement shall survive the expiration or termination of this Agreement: Articles IV, V, VI, VII, IX, XI and XII.

         9.6. Renewal. Not later than the end of the third Contract Year, the Consortium Members and the Institute shall meet (at a time and place designated by the Institute in a written notice to the Consortium Members and mutually agreed upon by the Consortium Members) to consider a renewal of the term of the Agreement for an additional five (5) Contract Years commencing at the end of the fifth Contract Year. If the Institute and the Consortium Members shall so agree to such a renewal, they shall enter into an appropriate amendment of the Sponsored Research Agreement, and the Consortium Members shall enter into an appropriate amendment to this Agreement, reflecting the terms to be in effect during the renewal period, including the funding commitments of the Consortium Members for each Contract Year in such renewal term.

Article X.     REPRESENTATIONS AND WARRANTIES

         10.1. Representations of Consortium Members. Each Consortium Member severally represents and warrants that (i) it has the legal right, authority and power to enter into this Agreement and meet its obligations set forth herein;
(ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

         10.2. Limitations. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO PARTY TO THIS AGREEMENT MAKES ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, RELATING TO ANY ACTIVITIES CONDUCTED UNDER THIS AGREEMENT, AND EACH PARTY TO THIS AGREEMENT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.



Article XI.    LIABILITY AND INDEMNIFICATION

         11.1. Indemnification.

                  (a) Each Consortium Member (an "Indemnifying Party") will indemnify and hold each other Consortium Member, their respective Affiliates and Sublicensees, and their respective directors, officer, employees and agents (the "Indemnified Parties") harmless from and against any and all liability, damage to or loss of property or injury to or death of any person or persons, costs and expenses (including reasonable attorney's fees) arising out of the Indemnifying Party's actions or omissions as a Commercialization Party and/or Licensee Consortium Member, including actions or omissions in connection with the development, manufacture, marketing and sale of products or services in such capacities, unless such damage, loss, injury or death is the direct result of negligence or willful acts or omissions of any of the Indemnified Parties.

                  (b) If required by Section 8.3(b), each Consortium Member, and any successor to any withdrawing Consortium Member, (collectively, the "Indemnifying Parties") will indemnify and hold such withdrawing Consortium Member and its Affiliates, and their respective directors, officers, employees and agents harmless from and against any and all liability, damage to or loss of property or injury to or death of any person or persons, costs and expenses (including reasonable attorney's fees) arising out of any Indemnifying Party's or Parties' use or development of any Background Know-How, Program Know-How, Program Materials, Program Copyrights and/or Program Patent Rights, or any Indemnifying

Party's development, manufacture, marketing, use and/or sale of products or services from any of the foregoing.

         11.2. Costs and Expenses. As the parties intend complete indemnification, all costs and expenses of enforcing this Article XI shall also be reimbursed by the indemnifying party.

         11.3. Indemnification Procedures. A party that intends to claim indemnification under this Article XI (the "Indemnitee") shall promptly notify the other parties (the "Indemnitors") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitors shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee whether or not such claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitors if the Indemnitors do not assume the defense, or if representation of the Indemnitee by the counsel retained by the Indemnitors would be inappropriate due to actual or potential differing interests between such Indemnitee and any other person represented by such counsel in such proceedings. The indemnity agreement in this
Article XI shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitors, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitors within a reasonable time after the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve such Indemnitors of any liability to the Indemnitee under this Article XI, but the omission so to deliver notice to the Indemnitors will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 11.3. The Indemnitee under this Article XI, its employees and agents, shall cooperate fully with the Indemnitors and its legal representatives in the investigations of any action, claim or liability covered by this indemnification.



Article XII.   GENERAL PROVISIONS

         12.1. Use of Name. Except as otherwise provided herein, no Consortium Member shall have any right, express or implied, to use in any manner the name or other designation of any other Consortium Member, or any other trade name or trademark of any other Consortium Member in connection with the performance of this Agreement.

         12.2. Dispute Resolution. Any dispute or claim arising out of, or in connection with, this Agreement shall be finally settled by binding arbitration in accordance with the then current rules and procedures of the American Arbitration Association. The arbitration shall be conducted by a panel of arbitrators with experience with the issue under consideration (e.g., patent experts in the case of patent-related disputes), with one (1) member of the panel to be appointed by each Consortium Member. Such arbitration will take place in Chicago, Illinois, unless otherwise determined by mutual agreement of the Consortium Members. The arbitrators shall apply the law of the Commonwealth of Massachusetts to the merits of any dispute or claim, without reference to rules of conflicts of laws. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any party. Nothing in this Section 12.2 shall limit a party's right to seek injunctive relief with respect to a breach or threatened breach of this Agreement.

         12.3. Governing Law. This Agreement shall be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflicts of laws.

         12.4. Independent Contractors. The relationship of the Consortium Members established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give any of the parties hereto the power to direct or control the day-to-day activities of another party hereto, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or
(iii) allow any of the parties hereto to create or assume any obligation on behalf of another party hereto for any purpose whatsoever.

         12.5. Parties Bound. This Agreement, including the indemnification provisions, shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns, legal representatives and heirs.

         12.6. Assignment. This Agreement may not be assigned or transferred by any of the parties hereto without the prior written consent of the other parties; provided, however, that a Consortium Member may assign its rights and delegate its obligations (i) to any Affiliate of such Consortium Member (although, in the event of any such assignment and delegation, the assigning Consortium Member shall remain primarily liable for its obligations hereunder) and (ii) to a purchaser of all or substantially all of the relevant business of such Consortium Member by merger, sale of assets or otherwise.

         12.7. Entire Agreement. This Agreement (together with the Sponsored Research Agreement) constitutes the entire and only agreement between the parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded hereby.

         12.8. Right to Develop Independently. Nothing in this Agreement will impair any Consortium Member's right to independently acquire, license, develop or have developed, utilize or otherwise exploit similar information and technology performing the same or similar functions as the information and technology provided by Institute or which is the subject of the Research Program.

         12.9. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and (i) personally delivered, (ii) mailed, postage prepaid, first class, certified mail, return receipt requested, or (iii) sent, shipping prepaid, return receipt requested by national overnight courier service, to the appropriate party or parties at the addresses listed below or at such other addresses as may be given from time to time in accordance with the terms of this notice provision. Notices to Consortium Members shall be addressed to them at their respective addresses on Exhibit D hereto.

         Any notice or other communication given by personal delivery shall be deemed given on the date personally delivered; any notice or other communication given by mail shall be deemed given three days after the date deposited in the United States mail; and any notice or other communication given by national overnight courier service shall be deemed given on the next business day after being sent.

         12.10. Amendment. This Agreement may only be amended by a written instrument executed by each of the Consortium Members.

         12.11. Waiver. No waiver of any rights shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

         12.12. Limitation of Liability. IN NO EVENT WILL ANY PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY OR PARTIES HERETO HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

         12.13. Section Headings. The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement.

         12.14. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to the Consortium Members or Institute.

         12.15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.16. Public Announcements.

                (a) Any written announcements, press releases or similar publicity (collectively, "Announcements") with respect to the execution of this Agreement shall be agreed upon by the Institute and the Consortium Members in advance of such Announcement. Each Consortium Member agrees to provide to each other Consortium Member a copy of any proposed Announcement relating to this Agreement, the Research Program and the development and commercialization of Royalty-Bearing Products as soon as reasonably practicable under the circumstances prior to its scheduled release. Each Consortium Member shall have the right to expeditiously review and recommend changes to any such Announcement. Except as otherwise required by law, the party whose Announcement has been reviewed shall consider in good faith the removal of any information any reviewing party reasonably deems to be inappropriate for disclosure. In proposing, reviewing and considering comments on Announcements, the interests of the Institute and all Consortium Members shall be taken into consideration, with the overall goal being the furtherance of the objectives of the Research Program, the optimal development of commercialization of Royalty-Bearing Products and the harmonization of the interests of all parties.

                (b) The parties agree that the terms of this Agreement shall be maintained in confidence by all parties, except that any party may disclose the terms hereof to the extent required by law (including without limitation pursuant to the requirements of U.S. securities laws), to the extent it deems such disclosure to be necessary or desirable, provided that such disclosure under this Section 12.16(b) shall, to the extent legally permissible, be in the form of the redacted version of this Agreement to be agreed upon by the Institute and the Consortium Members. In the event that terms of this Agreement are disclosed under the exception set forth above, the parties, with respect only to those terms that are thereby generally made available to the public, shall no longer be bound under the confidentiality requirement of this Section 12.16(b).

         12.17. No Third Party Beneficiary Rights. The Consortium Members agree and acknowledge that the Institute and other third parties are not intended to be, and shall not constitute, third party beneficiaries of this Agreement, which is intended exclusively as an agreement among, and for the benefit of, the Consortium Members.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                             AFFYMETRIX, INC.


                                             By: /s/ Stephen Fodor
                                                -------------------------------
                                             Name: Stephen Fodor
                                                  -----------------------------
                                             Title: President/CEO
                                                   ----------------------------
                                             Date: 28 April 97
                                                  -----------------------------


BRISTOL-MYERS SQUIBB COMPANY                 MILLENNIUM
                                             PHARMACEUTICALS, INC.


By: /s/ Peter S. Ringrose                    By: /s/ Steven H. Holzman
   --------------------------------             -------------------------------
Name: Peter S. Ringrose                      Name: Steven H. Holzman
     ------------------------------               -----------------------------
Title: President R&D                         Title: President
      -----------------------------                ----------------------------
Date: 4/28/97                                Date: April 28, 1997
     ------------------------------               -----------------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                                    EXHIBIT A

                   CONSORTIUM MEMBER CONTRIBUTION COMMITMENTS



                                           CONTRIBUTION          APPLICABLE
                                          COMMITMENT PER        CONTRIBUTION
     CONSORTIUM MEMBER NAME             CONTRACT YEAR (1)        PERCENTAGE
     ----------------------             -----------------       ------------
Affymetrix, Inc.                            $***** (2)             *****%

Bristol-Myers Squibb Company                $*****                 *****%

Millennium Pharmaceuticals, Inc.            $***** (3)             *****%



         (1) The Contribution Commitment for BMS and Millennium shall relate solely to cash funding of the Research Program; the Contribution Commitment for AFFX shall be fulfilled by a combination of cash funding of the Research Program and supply of AFFX Materials (based on the AFFX Materials Price of such AFFX Materials). For Contract Years subsequent to the first Contract Year, the Applicable Contribution Percentages shall be applied to the Total Contribution Commitment to determine each Consortium Member's Contribution Commitment. In no event shall the cash portion of the aggregate Contribution Commitments in any Contract Year exceed $*****.

         (2) Of this amount, $***** has previously been provided by AFFX to the Institute (in the form of a **********). Accordingly, AFFX's remaining Contribution Commitment for the first Contract Year is $*****.

         (3) Of this amount, $***** has previously been advanced by Millennium to the Institute pursuant to the Existing Research Agreement. Accordingly, Millennium's remaining Contribution Commitment for the first Contract Year is $*****.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                                    EXHIBIT B

                             ROYALTY RATE STANDARDS


A.       THERAPEUTIC PRODUCTS

Definitions

"Candidate Target I" is a ************************************************
***********************************************************************
***********************************************************************
***********************************************************************
********.

"Candidate Target II" is a ***********************************************
***********************************************************************
***********************************************************************.

"Candidate Target III" means either a ************************************
***********************************************************************
***********************************************************************.

"Validated Target" means a ***********************************************
***********************************************************************
***********************************************************************
***********************************************************************
***********************************************************************.


"Candidate Gene Therapeutic I" is a ************************************
***********************************************************************
***********************************************************************
**************.


"Candidate Gene Therapeutic II" is a ************************************
***********************************************************************
************************************.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



"Candidate Gene Therapeutic III" means a ************************************
***********************************************************************
***********************************************************************
***************.

"Candidate Protein Therapeutic I" means the *****************************
***********************************************************************
***********************************************************************
***********************************************************************
*******************.

"Candidate Protein Therapeutic II" means a ******************************
***********************************************************************
***********************************************************************
*******************.

"Candidate Protein Therapeutic III" means a ****************************
***********************************************************************
***********************************************************************
**********************************.
Indirect Therapeutics

In the event that the therapeutic comprises ************************************ ****************************************************************************,
the royalty payable to the Consortium Members shall be as follows for each of the categories of reagent delivered by the Center.

Category                                                      Royalty

Candidate Target I                                            *****%
Candidate Target II                                           *****%
Candidate Target III                                          *****%
Validated Target                                              *****%


Gene Therapeutics

In the event that the reagent delivered by the Center is developed as a gene therapeutic reagent and fell in the following categories at the time of delivery, the royalty payable to Consortium Members shall be as follows:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



Category                                                      Royalty

Candidate Gene Therapeutic I                                  *****%
Candidate Gene Therapeutic II                                 *****%
Candidate Gene Therapeutic III                                *****%


Protein Therapeutic

In the event that the reagent delivered by the Center is developed as a protein therapeutic reagent and fell in the following categories at the time of delivery, the royalty payable to Consortium Members shall be as follows:

Category                                                      Royalty

Candidate Protein Therapeutic I                               *****%
Candidate Protein Therapeutic II                              *****%
Candidate Protein Therapeutic III                             *****%

B.       NUCLEIC ACID ANALYZERS

         DEFINITIONS

         Product Candidate I

         -        A Nucleic Acid Analyzer including *********************
                  ******************************************************
                  *******************************.

         Product Candidate II

         -        A Nucleic Acid Analyzer including *********************
                  ******************************************************
                  *******************************.

         Product Candidate III

         -        ******************************************************
                  ******************************************************
                  *******************************.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



         ROYALTY RANGE

         The royalty range of the diagnostic products will be ******** for diagnostic products to reflect the lower margins and thus lower royalty rates that can be expected from licensing diagnostic products.

         ROYALTY RATES

                                      Research Nucleic           Diagnostic Nucleic
                                      Acid Analyzer              Acid Analyzer
                                      ----------------           ------------------
         Product Candidate I               *****%                    *****%
         Product Candidate II              *****%                    *****%
         Product Candidate III             *****%                    *****%

         COMBINATION PRODUCTS

         If a Research Nucleic Acid Analyzer or a Diagnostic Nucleic Acid Analyzer is a combination product including **********************
         ***********************************************************************
         the royalties shall be the sum of the percentages calculated by

         - multiplying the royalty of a Product Candidate I by the fraction A/B where********************************************
                  *************************************************************
                  ****************.

         - multiplying the royalty of a Product Candidate II by the fraction A/B where********************************************
                  *************************************************************
                  ****************.

         - multiplying the royalty of a Product Candidate III by the fraction A/B where********************************************
                  *************************************************************
                  ****************.

C.       DIAGNOSTIC PRODUCTS

         *****% of Net Sales

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



D.       DIAGNOSTIC SERVICES

         *****% of Net Sales

E.       OTHER COMMERCIAL PRODUCTS

         To be determined by good faith negotiations based upon all relevant facts and circumstances.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                                    EXHIBIT C

                                 AFFX MATERIALS

         1. AFFX Materials. AFFX shall supply to the Institute, in accordance with the terms of each Annual Research Program Plan, the following types of AFFX Materials at the fixed prices set forth below (which prices may not be modified without the approval of the Institute):

         Custom and Standard Probe Arrays ("chips"):

                  -        Expression monitoring custom probe arrays
                  -        Expression monitoring standard probe arrays
                  -        Genotyping custom probe arrays
                  -        Genotyping standard probe arrays

         GeneChip(R) Instrumentation

                  -        GeneChip Fluidics Station
                  -        GeneChip Scanner
                  -        GeneChip Workstation

         Software

                  -        GeneChip Software
                  -        GeneChip Analysis Software


         2.       Pricing of AFFX Materials to the Institute.


                           # in first Contract Year           Price        Total
                           ------------------------           -----        -----
             Chips                            *****          $*****       $*****
           Readers                            *****          $*****       $*****
   Regular designs                            *****          $*****       $*****
Shift mask designs                            *****          $*****       $*****

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.




                                                TOTAL                   $*****



         3. Descriptions of AFFX Materials.

Custom Chips

         - Affymetrix will make available to the Institute custom ***** chips (chips for which the Institute supplies sequences) as agreed in each Annual Research Program Plan.

         - Affymetrix will also make available to the Institute custom ***** chips as agreed in each Annual Research Program Plan. This application is currently under development and will be made available as they are developed.

         - Affymetrix will do ********* with the Institute as agreed in each Annual Research Program Plan. ***** will be done at Affymetrix. ********** ***********************************.

         - To order custom designs the Institute will provide Affymetrix with sequences and Affymetrix will select probes, design masks, manufacture, QC and deliver chips.

         -        The Institute can order custom designs for  ******************
                  **************************************************************
                  **************************************************************
                  **************.

         - Designs will incorporate commercially available design strategies and chip types.

Standard chips

         - Affymetrix will also make available to the Institute standard chips (chips designed by Affymetrix without the Institute providing the sequences for the design) specified and agreed upon in each Annual Research Program Plan.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



         - Contemplated in the Annual Research Program Plan for the first Contract Year are ********************************************
                  **************************************************************
                  **************************************************************
                  *********************.

         - No design fees will be charged and the price per chip will be $****** *******************************.

Instrumentation

         - Affymetrix will supply to the Institute the then commercially available configuration of the instrumentation which will include a GeneChip scanner, GeneChip fluidics station, GeneChip Workstation, GeneChip Software 2.0 (or better) and GeneChip Analysis software.

         - The price of the instrumentation will be $***** as currently configured and may change as improved/additional instrumentation is developed.

Software

         - Affymetrix will supply to the Institute commercially available standard object code software developed for expression monitoring as well as other commercially available application software as it is developed.

         - Software and software support will be contributed at no cost to the Institute.

Pricing changes

         - The prices as specified above will apply for the term of the Research Program.

         - Subsequent technology developments made by Affymetrix will be made available as agreed in each Annual Research Program Plan and will be priced at such time.

                                    EXHIBIT D

                       CONSORTIUM MEMBER NOTICE ADDRESSES


         A.       In the case of BMS, to:

                  Bristol-Myers Squibb Company
                  P.O. Box 4000
                  Route 206 & Province Line Road
                  Princeton, New Jersey 08543-4000
                  Attention:  Vice President and Senior Counsel,
                  Pharmaceutical Research Institute and
                  Worldwide Strategic Business Development

         B.       In the case of Millennium, to:

                  Millennium Pharmaceuticals, Inc.
                  640 Memorial Drive
                  Cambridge, Massachusetts 02139
                  Attention:  Chief Business Officer

         C.       In the case of AFFX, to:

                  Affymetrix, Inc.
                  3380 Central Expressway
                  Santa Clara, California 95051
                  Attn:  President